                                                                   EXHIBIT 10.5

                    FORM OF TAX INDEMNIFICATION AGREEMENT

         THIS AGREEMENT is made and entered into as of this ___ day of _______, 1996, by and among SKYMALL, INC., a Nevada corporation (the "Company"), and Robert M. and Christi M. Worsley, Alan C. and Karen Ashton, Bert A. Getz, Richard and Mary O'Riley, Fairfax Cone O'Riley, Henry M. O'Riley, James K. O'Riley, Rowan T. O'Riley and Gertrude M. O'Riley (the "Stockholders") to become effective as of the Termination Date (as defined below).

RECITALS

         For the period commencing on November 16, 1989 through the Termination Date (the "S Corporation Period"), the Company was subject to an election to be taxed as an "S" corporation under Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), and under similar provisions of state income tax laws. During the S Corporation Period, the Company did not incur any material income tax liability for federal and state income taxes and the Company's items of income, loss and deductions were passed through to the Stockholders in varying percentages, depending upon the respective periods that they owned the shares of the Common Stock of the Company during the S Corporation Period. The Stockholders included such items on their respective income tax returns. The Company's election to be taxed as an S Corporation for federal and state income tax purposes will terminate in connection with a private placement and sale of shares of the Common Stock of the Company (the "Termination Date"). Accordingly, the parties desire to set forth their agreement with respect to certain income taxes which may be imposed upon one or more of the Stockholders or the Company after the Termination Date as a result of the conduct of the Company's business during the S Corporation Period.

IT IS, THEREFORE, AGREED:

         1. Indemnification. In the event any governmental taxing authority, including, without limitation, the Internal Revenue Service, the Arizona Department of Revenue or any other state taxing authority (a "Taxing Authority"), adjusts, for any reason whatsoever, a Stockholder's taxable income or loss, tax credits or recapture of tax credits on account of any of the activities of the Company during the S Corporation Period (an "Adjustment"), the Company shall pay, on demand, to such Stockholder from time to time an amount which equals the sum of (a) the additional federal and state income taxes actually paid by the Stockholder as a result of the Adjustment, as certified by the Stockholder in writing, including the aggregate amount of any interest, penalties or additions to tax paid by the Stockholder as a result of such Adjustment, plus (b) the aggregate amount of all expenses, including reasonable attorneys' fees and accountants' fees, incurred by the Stockholder in connection with or as a result of the Adjustment, including the total amount of any such expenses or fees incurred in connection with the enforcement of this Agreement, plus (c) an amount, computed using the highest generally applicable marginal federal and state income tax rates applicable to individuals, which will provide the Stockholder, as reasonably determined by the Company, with an after tax payment equal to the sum of the amounts described in Sections l(a) and (b) above. For purposes of this Agreement, an "Adjustment" does not include any increase or decrease in a Stockholder's taxable income or loss as a result of the purchase or sale by the Stockholder of any shares of the Common Stock of the Corporation.

         2. Tax Contest; No Settlement. The Company may, at its own expense, upon written notice to a Stockholder, require such Stockholder to contest any Adjustment proposed by a Taxing Authority, and the Stockholders shall, at the Company's expense, contest the proposed Adjustment or permit the Company and its representatives, at the Company's request and expense, to contest the proposed Adjustment (including pursuing all remaining administrative and judicial appeals). The Stockholders shall fully cooperate with the Company in any such contest. The Company shall pay to the Stockholders on demand all costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees) arising or resulting from or in connection with contesting the proposed Adjustment. A Stockholder shall not make, accept or enter into a settlement or other compromise with respect to any Adjustment, or forego or terminate any proceeding otherwise required hereunder, without the consent of the Company, which shall not be unreasonably withheld.

         3. Repayment to Company. Notwithstanding anything to the contrary contained herein, in the event a Stockholder receives a refund resulting from an Adjustment from any Taxing Authority with respect to any of the activities of the Company during the S Corporation Period, the Stockholder shall promptly deliver such refund to the Company, including any portion of such refund representing interest.

         4.       Miscellaneous.

                  (a) Survival. The covenants and agreements of the parties set forth in this Agreement shall survive indefinitely.

                  (b) Notices. All notices, requests, demands and other communications which are required or which may be given under this Agreement shall be in writing.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  (d) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

                  (e) Amendments. No provision of this Agreement may be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.

                  (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, without reference to the principles of conflicts of law.

                  (g) Counterparts. This Agreement may be executed by any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, this Tax Indemnification Agreement has been duly executed as of the day and year first above written.

                                               SKYMALL, INC.,
                                               a Nevada corporation



                                               By:____________________________

                                                  Its:________________________



                                               _______________________________
                                               Robert M. Worsley



                                               _______________________________
                                               Christi M. Worsley



                                               _______________________________
                                               Alan C. Ashton



                                               _______________________________
                                               Karen Ashton



                                               _______________________________
                                               Bert A. Getz



                                               _______________________________
                                               Richard O'Riley



                                               _______________________________
                                               Mary O'Riley

                                               _______________________________
                                               Fairfax Cone O'Riley



                                               _______________________________
                                               Henry M. O'Riley



                                               _______________________________
                                               James K. O'Riley



                                               _______________________________
                                               Rowan T. O'Riley



                                               _______________________________
                                               Gertrude M. O'Riley